EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 14, 2000, of Just Toys, Inc. and are in agreement with the statements contained in the second paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.





                                                           /s/ Ernst & Young LLP


New York, New York
February 14, 2000

Shack & Siegel, P.C.
530 Fifth Avenue
New York, NY 10036
(212) 782-0700

                                                               February 14, 2000


VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

       Re: Just Toys, Inc.
           Current Report on Form 8-K
           --------------------------

Ladies and Gentlemen:

     On behalf of Just Toys, Inc. (the "Company"), and pursuant to Regulation S-T and Section 15(d) of the Securities Exchange Act of 1934, as amended, transmitted herewith is a copy of the Company's Current Report on Form 8-K.

     If you have any questions or comments with respect to this filing, please do not hesitate to contact the undersigned.

                                                   Very truly yours,


                                                   /s/ Jennifer L. Miller
                                                   ----------------------
                                                   Jennifer L. Miller